Exhibit 99.1

Imperial to hold 2025 Investor Day on April 17

Calgary, AB – April 3, 2025 – (TSE: IMO, NYSE American: IMO) Brad Corson, chairman and chief executive officer; John Whelan, president; and Peter Shaw, vice-president, investor relations, Imperial Oil Limited, will host the company’s 2025 Investor Day on Thursday, April 17, 2025. The presentation begins at 9 a.m. EST and will be accessible by webcast.

At Investor Day, Imperial’s management team will provide an update on the company’s operations and business strategy, followed by a question-and-answer session.

Please click here [https://event.webcasts.com/starthere.jsp?ei=1707650&tp_key=222a8c0674] to register for the live webcast. The webcast will be available for one year on the company’s website at www.imperialoil.ca/en-ca/company/investors.

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For further information:

Investor relations	Media relations
(587) 962-4401	(587) 476-7010

Source: Imperial
After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources. As Canada’s largest petroleum refiner, a major producer of crude oil, a key petrochemical producer and a leading fuels marketer from coast to coast, our company remains committed to high standards across all areas of our business.
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